Exhibit 4.2

EXECUTION VERSION

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
September 7, 2016

Reference is hereby made to the Registration Rights Agreement, dated as of August 4, 2016 (the “Registration Rights Agreement”), by and between Revlon Escrow Corporation (“Escrow Corporation”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., on behalf of themselves and the other Initial Purchasers.  Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1.           Joinder of the Company.  Revlon Consumer Productions Corporation, a Delaware corporation (“Revlon”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as the “Issuer” therein and as if Revlon executed the Registration Rights Agreement on the date thereof.

2.           Joinder of the Guarantor.  Each other signatory hereto (each, a “Guarantor”), hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

3.           Amendment to Schedule 1.  Each signatory hereto hereby agrees that Schedule 1 to the Registration Rights Agreement is hereby replaced in its entirety by Schedule 1 hereto.

4.           Governing Law.  This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.  The parties hereto agree that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5.           Counterparts.  This agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6.           Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7.           Headings.  The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

Revlon Consumer Products Corporation

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Almay, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Bari Cosmetics, Ltd.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Charles Revson Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

North America Revsale Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

OPP Products, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Revlon Development Corp.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Revlon Government Sales, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Revlon International Corporation

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Riros Corporation

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

Riros Group Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

SinfulColors Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Realistic Roux Professional Products Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Beautyge U.S.A., Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Roux Laboratories, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

Art & Science, Ltd.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Beautyge Brands USA, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Creative Nail Design, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Revlon Professional Holding Company LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Roux Properties Jacksonville, LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

Elizabeth Arden, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

DF Enterprises, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden (Financing), Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden International Holding, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden Travel Retail, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

FD Management, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

RDEN Management, Inc.

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden Investments, LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden NM, LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

Elizabeth Arden USC, LLC

By:	/s/ Michael T. Sheehan
	Name:	Michael T. Sheehan
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
For themselves and on behalf of
the several Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ David Leland
	Name:	David Leland
	Title:	Managing Director

[Signature Page to Joinder Agreement to the Registration Rights Agreement]

Schedule 1

Guarantors

Guarantor Name	State or Other Jurisdiction of Incorporation or Organization
Almay, Inc.	Delaware
Bari Cosmetics, Ltd.	Delaware
Charles Revson Inc.	New York
North America Revsale Inc.	New York
OPP Products, Inc.	Delaware
Revlon Development Corp.	Delaware
Revlon Government Sales, Inc.	Delaware
Revlon International Corporation	Delaware
Riros Corporation	New York
Riros Group Inc.	Delaware
SinfulColors Inc.	Delaware
Realistic Roux Professional Products Inc.	Delaware
Beautyge U.S.A., Inc.	Delaware
Roux Laboratories, Inc.	New York
Art & Science, Ltd.	Illinois
Beautyge Brands USA, Inc.	Delaware
Creative Nail Design, Inc.	California
Roux Properties Jacksonville, LLC	Florida
Revlon Professional Holding Company LLC	Delaware
Elizabeth Arden, Inc.	Florida
DF Enterprises, Inc.	Delaware
Elizabeth Arden (Financing), Inc.	Delaware
Elizabeth Arden Travel Retail, Inc.	Delaware
FD Management, Inc.	Delaware
RDEN Management, Inc.	Delaware
Elizabeth Arden International Holding, Inc.	Delaware
Elizabeth Arden Investments, LLC	Delaware
Elizabeth Arden NM, LLC	Delaware
Elizabeth Arden USC, LLC	Delaware